UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2024

MARVION INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53612	26-2723015
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21st Floor, Centennial Tower,
3 Temasek Avenue,
Singapore	039190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +65 6829 7029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	MVNC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item - 1.01 Entry into a Material Definitive Agreement.

Effective July 3, 2024, Marvion Inc., a Nevada corporation (the “Company”) and LEE Ying Chiu Herbert and Young Chi Kin Eric entered into a Stock Purchase Agreement (the “SPA”) pursuant to which Mr. Lee agreed to sell to Mr. Young 10,000,000 shares of Series A Preferred Stock of the Company, par value $0.0001 (the “Series A Preferred Stock”), constituting all of the issued and outstanding shares of the Series A Preferred Stock. In consideration, Mr. Young agreed to assume approximately $288,089 in liabilities which will be paid in installments in accordance with the terms of the SPA. In connection with the transactions contemplated in the SPA, the parties agreed to cause Chan Sze Yu to be appointed as the Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company.

The Company is in active discussions with Mr. Young regarding the acquisition of one or more operating businesses. The parties expect the acquisition of any such operating businesses to take place after the consummation of the transactions contemplated by the SPA.

The foregoing description of the SPA is qualified in its entirety by reference to the SPA, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item - 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Number	Exhibit

10.1	Stock Purchase Agreement, dated July 3, 2024, by and between Marvion Inc., Lee Ying Chiu Herbert and Young Chi Kin Eric.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marvion Inc.
Dated: July 5, 2024

	By:	/s/ Man Chung CHAN
Man Chung CHAN
Chief Executive Officer

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